UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

On May 19, 2022, Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco” and, after the consummation of the Business Combination as described below, the “Company” or “we”), consummated the acquisition of all of the issued and outstanding shares of OTR Acquisition Corp., a Delaware corporation (“OTR”), and Comera Life Sciences, Inc., a Delaware corporation (“Comera”), in accordance with that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among Holdco, OTR, Comera, CLS Sub Merger 1 Corp., a Delaware corporation (“Comera Merger Sub”) and CLS Sub Merger 2 Corp., a Delaware corporation (“OTR Merger Sub”).

On May 19, 2022 (the “Closing Date”), as contemplated in the Business Combination Agreement: (i) Comera Merger Sub merged with and into Comera, with Comera surviving such merger as a direct wholly owned subsidiary of Holdco (the “Comera Merger”), and (ii) OTR Merger Sub merged with and into OTR, with OTR surviving such merger as a direct wholly owned subsidiary of Holdco (the “OTR Merger”) (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”).

(a)	Change in independent registered public accounting firm

WithumSmith+Brown, PC (“Withum”) served as the independent registered public accounting firm of OTR prior to the completion of the Business Combination. On July 28, 2022, the boards of directors of OTR and the Company dismissed Withum as OTR’s independent registered public accounting firm effective July 28, 2022.

On July 28, 2022, the audit committee (the “Audit Committee”) of the board of directors of the Company approved the engagement of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s principal independent registered public accounting firm.

The report of Withum on OTR’s balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021 and the period from July 23, 2020 (inception) to December 31, 2020, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than the restatement of OTR’s financial statements for the annual period ended December 31, 2020 as reflected in OTR’s filing on Form 10-K/A completed on March 8, 2022 and the emphasis of matter regarding OTR’s ability to continue as a going concern. In addition, OTR restated its interim financial statements for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 as reflected in OTR’s filing on Form 10-Q/A completed on December 13, 2021.

During the period from July 23, 2020 (inception) to December 31, 2021, and the subsequent interim period through July 27, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between OTR and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on OTR’s financial statements.

During the period from July 23, 2020 (inception) to December 31, 2021, and the subsequent interim period through July 27, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the occurrence of material weaknesses in internal control over financial reporting for the year ended December 31, 2021, the period from July 23, 2020 (inception) to December 31, 2020 (and all interim periods with such periods) and the quarterly period ended March 31, 2022 as a result of OTR’s disclosure controls not being effective for such periods (and no assessment was rendered by Withum for the quarter ended June 30, 2022 following the closing of the business combination on May 19, 2022).

The Company and OTR have provided Withum with a copy of the foregoing disclosures in this Item 4.01(a) and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated July 28, 2022, is filed as Exhibit 16.1 to this Report.

(b)	Disclosures regarding the new independent auditor

As described above, on July 28, 2022, the Audit Committee approved the engagement of Baker Tilly as the Company’s principal independent registered public accounting firm. Baker Tilly served as the independent registered public accounting firm of Comera prior to the Business Combination. During the period from January 24, 2022 (inception) through July 27, 2022, the Company did not consult with Baker Tilly with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from WithumSmith+Brown, PC to the U.S. Securities and Exchange Commission.

104	Cover Page Interactive File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2022	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Jeffrey S. Hackman
	Name:	Jeffrey S. Hackman
	Title:	Chairman, President and Chief Executive Officer